UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 8, 2011

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

In response to a report issued by a proxy advisory firm, School Specialty, Inc. (the “Company”) is filing this report to clarify certain matters relating to the terms of the employment agreement dated June 27, 2011 (the “Employment Agreement”) between the Company and David J. Vander Zanden, the Company’s Chief Executive Officer and President.

Under the Employment Agreement, in the event Mr. Vander Zanden’s employment is terminated due to his death or disability or by the Company without Cause, as defined in the Employment Agreement, Mr. Vander Zanden would be entitled to receive his base salary and certain other benefits through April 28, 2013.  However, Mr. Vander Zanden would not be entitled under the Employment Agreement to continuation of base salary or such benefits if he were to voluntarily terminate his employment, including in connection with a change in control of the Company.  Under Mr. Vander Zanden’s previous employment agreement, he was entitled to be paid through the term of that agreement and any effective extension thereof if he elected to terminate his employment within 60 days following a change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: August 8, 2011	By: /s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer